UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 6, 2005

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26994	94-2901952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Brannan Street

San Francisco, California 94107

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 7, 2005, Advent Software, Inc. (the “Company”) issued a press release announcing that the Company received a notice on April 6, 2005 from the staff of The Nasdaq Stock Market which stated that because the Company had not yet filed its Annual Report on Form 10-K for the period ended December 31, 2004, as required by Nasdaq Marketplace Rule 4310(c)(14), effective with the open of business on Thursday April 7, 2005, the Company’s trading symbol would be changed from “ADVS” to “ADVSE”. The notice further indicated that Nasdaq would consider the Company’s late filing in rendering a determination regarding the Company’s continued listing on The Nasdaq National Market. A copy of the press release is attached as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Advent filed its 2004 Form 10-K with the Securities and Exchange Commission on April 8, 2005. On April 11, 2005, Advent was notified by The Nasdaq Stock Market that based upon the filing of its 2004 Form 10-K, it was now in compliance with Marketplace Rule 4310(c)(14) and accordingly the matter was closed. Advent will recommence trading under the symbol “ADVS” at the opening of business on April 13, 2005. A copy of the letter dated April 11, 2005 from The Nasdaq Stock Market is attached as Exhibit 99.02 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

99.01	Press release entitled “Advent Receives Deficiency Letter from Nasdaq Stock Market Pending Filing of Form 10-K and Compliance With Nasdaq Requirements,” dated April 7, 2005.

99.02	Letter dated April 11, 2005 from The Nasdaq Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

By:	/s/ GRAHAM V. SMITH
Graham V. Smith Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

Dated: April 12, 2005